EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

Crown Cork & Seal Company, Inc.	Pennsylvania

Crown Consultants, Inc.	Pennsylvania

Crown Americas LLC	Pennsylvania

Crown Americas Capital Corp.	Delaware

CROWN Packaging Technology, Inc.	Delaware

CROWN Cork & Seal USA, Inc.	Delaware

Crown Financial Management, Inc.	Delaware

Crown Beverage Packaging, Inc.	Delaware

CROWN Beverage Packaging Puerto Rico, Inc.	Delaware

Crown Cork & Seal Receivables (DE) Corporation	Delaware

Crown Cork & Seal Company (DE), LLC	Delaware

Crown International Holdings, Inc.	Delaware

CROWN Packaging Argentina SA	Argentina

CROWN Verpakking België NV	Belgium

CROWN Speciality Packaging België NV	Belgium

Crown Brasil Holdings Ltda.	Brazil

CROWN Embalagens S.A.	Brazil

CROWN Tampas S.A.	Brazil

CROWN Asia Pacific Investments (T) Limited	British Virgin Islands

CROWN Emirates Company Limited	British Virgin Islands

Crown Canadian Holdings ULC	Canada

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CROWN Metal Packaging Canada Inc.	Canada

CROWN Beverage Cans Beijing Limited	China

Foshan Continental Can Co. Limited	China

Foshan Crown Easy-Opening End Co. Limited	China

CROWN Beverage Cans Huizhou Limited	China

CROWN Beverage Cans Shanghai Limited	China

Crown Colombiana, S.A.	Colombia

CROWN Pakkaus OY	Finland

Crown European Holdings SA	France

CROWN Europe Group Services	France

CROWN Emballage France SAS	France

Crown Developpement SAS	France

Société de Participations CarnaudMetalbox SAS	France

CROWN Bevcan France SAS	France

CROWN Verpackungen Deutschland GmbH	Germany

CROWN Nahrungsmitteldosen GmbH	Germany

Crown Cork & Seal Deutschland Holdings GmbH	Germany

CROWN Speciality Packaging Deutschland GmbH	Germany

CROWN Nahrungsmitteldosen Deutschland GmbH	Germany

CROWN Verschlüsse Deutschland GmbH	Germany

CROWN Hellas Can Packaging SA	Greece

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CROWN Magyarorszag Csomagoloipari KFT	Hungary

CROWN Packaging Ireland Ltd.	Ireland

FA.BA. Sud spa	Italy

CROWN Aerosols Italia Srl	Italy

FABA Sirma SpA	Italy

Baroni Srl	Italy

Crown Italcaps Srl	Italy

CROWN Middle East Can Co. Ltd.	Jordan

CROWN Société Malgache d’Emballages Métalliques (CROWN SMEM)	Madagascar

CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia

CROWN Envases Mexico, S.A. de C.V.	Mexico

Carnaud Maroc	Morocco

CROWN Verpakking Nederland BV	Netherlands

CROWN Aerosols Nederland BV	Netherlands

CROWN Packaging Polska Sp.z.o.o.	Poland

Crown Cork & Seal de Portugal Embalagens S.A.	Portugal

CROWN Arabia Can Company Ltd.	Saudi Arabia

CROWN Asia-Pacific Holdings Limited	Singapore

CROWN Beverage Cans Singapore Pte. Ltd.	Singapore

CROWN Packaging Slovakia s.r.o.	Slovakia

CarnaudMetalbox Food South Africa (Pty) Ltd.	South Africa

CROWN Bevcan Espana S.L.	Spain

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CROWN Food Packaging (Thailand) Public Company Limited	Thailand

CROWN Bevcan and Closures (Thailand) Company Limited	Thailand

CROWN Bevcan Türkiye Ambalaj Sanayi Ve Ticaret	Turkey

CarnaudMetalbox Engineering Limited	United Kingdom

CarnaudMetalbox Group UK Limited	United Kingdom

CarnaudMetalbox Overseas Limited	United Kingdom

CROWN Packaging UK PLC	United Kingdom

Crown Cork & Seal Finance Limited	United Kingdom

Crown UK Holdings Limited	United Kingdom

CROWN Speciality Packaging UK Limited	United Kingdom

CROWN Aerosols UK Limited	United Kingdom

Crownway Insurance Company	Vermont

CROWN Beverage Cans Hanoi Limited	Vietnam

CROWN Beverage Cans Saigon Limited	Vietnam

(1)	The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2)	In accordance with Regulation S-K, Item 601(b) (ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).